UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 30, 2008

CERAGENIX PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50470	84-1561463
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

1444 Wazee Street, Suite 210, Denver, Colorado 80202

(Address of principal executive offices, including zip code)

(720) 946-6440

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01             Entry into a Material Definitive Agreement

As previously disclosed, in November 2005, Ceragenix Pharmaceuticals, Inc. (the “Company”) sold in a private transaction an aggregate of $3,200,000 of 10% convertible promissory notes (the “2005 Notes”).  As amended, the 2005 Notes matured on June 30, 2008.  As of June 30, 2008, the outstanding principal balance of the 2005 Notes was $3,102,189.  On June 30, 2008, the Company and the holders of the 2005 Notes entered into a consent and waiver agreement (the “Waiver Agreement”).  Among other things, the Waiver Agreement extends the maturity date of the 2005 Notes to July 18, 2008, in order to allow for sufficient time for the Company and the holders to complete negotiations on an amendment to the 2005 Notes.

ITEM 9.01             Financial Statements and Exhibits

(d)           Exhibits

Exhibit
Number	Title

10.1	Consent and Waiver Agreement between Ceragenix Pharmaceuticals, Inc. and Holders effective as of June 30, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ceragenix Pharmaceuticals, Inc.

Dated:	July 2, 2008	/s/ Jeffrey Sperber
Jeffrey Sperber, Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Title

10.1	Consent and Waiver Agreement between Ceragenix Pharmaceuticals, Inc. and Holders effective as of June 30, 2008.